           As filed with the Securities and Exchange Commission on July 26, 2000

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                 OPTIKA  INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   95-4154552
                                   ----------
                      (I.R.S. Employer Identification No.)

         7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920
         --------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                     1994 STOCK OPTION/STOCK ISSUANCE PLAN
                     2000 NON-OFFICER STOCK INCENTIVE PLAN
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------
                           (Full Title of the Plans)

                                 Mark K. Ruport
                     President and Chief Executive Officer
                                  Optika Inc.
         7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920
                                 (719) 548-9800
                                 --------------
           (Name, Address and Telephone Number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
 Title of Securities      Amount To Be      Proposed Maximum Offering     Proposed Maximum          Amount of
 To Be Registered         Registered/1/         Price Per Share/2/              Aggregate          Registration
                                                                           Offering Price             Fee/2/
---------------------------------------------------------------------------------------------------------------
Common Stock,          1,832,657 Shares               $5.21875              $9,564,178.72           $2,524.94
$0.001 par value
---------------------------------------------------------------------------------------------------------------


/1/ This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 1994 Stock Option/Stock Issuance Plan, 2000 Non-Officer Stock Incentive Plan or 2000 Employee Stock Purchase Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

/2/ Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on July 21, 2000, as reported by the Nasdaq National Market.

     This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

     This Registration Statement covers the registration of (i) 1,032,657 additional shares of Common Stock of Optika Inc. (the "Registrant") issuable pursuant to the Registrant's 1994 Stock Option/Stock Issuance Plan (the "1994 Plan"); (ii) 500,000 shares of Common Stock of the Registrant issuable pursuant to the Registrant's 2000 Non-Officer Stock Incentive Plan; and (iii) 300,000 shares of Common Stock of the Registrant issuable pursuant to the Registrant's 2000 Employee Stock Purchase Plan (the "2000 Plan").

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The Registrant hereby states that the following documents and information filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are hereby incorporated by reference in this Registration
Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 30, 2000;

     2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the Commission on May 12, 2000; and

     3. The Registrant's Registration Statement No. 000-28672 on Form 8-A, filed with the Commission on July 19, 1996 pursuant to Section 12 of the Exchange Act which describes the terms, rights and provisions applicable to the Registrant's outstanding Common Stock..

     All documents and reports filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated or deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents or reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Pursuant to the provisions of the Delaware General Corporation Law (the "DGCL"), the Registrant has adopted provisions in its Second Amended and Restated Certificate of Incorporation which provide that none of directors of the Registrant shall be personally liable for monetary damages to the Registrant or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of: (i) a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of the DGCL, and (iv) transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability or equitable remedies such as injunctive relief or rescission.

     The Registrant's Second Amended and Restated Certificate of Incorporation also authorizes the Registrant to indemnify its officers, directors and other agents by bylaws, agreements or otherwise, to the full extent permitted under Delaware law. The Registrant has entered into separate indemnification agreements with its executive officers and directors which may, in some cases, be broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     The Registrant has implemented such elimination/limitation of liability and indemnification provisions in its Second Amended and Restated Certificate of Incorporation and Bylaws which provide that the Registrant shall indemnify all directors and, in the discretion of the board of directors, any other person whom it may indemnify under the DGCL to the fullest extent permitted by the DGCL.

     The above discussion of the Registrant's Second Amended and Restated Certificate of Incorporation and Bylaws and Sections 102 (b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, Bylaws and statutes.

     Pursuant to Section 145(g) of the DGCL the Registrant maintains insurance on behalf of the directors and officers serving at the request of the Registrant.

Item 7.      Exemption from Registration Claimed
             -----------------------------------

     Not applicable.

Item 8.      Exhibits
             --------

     The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

     4.4(1)  Sample Common Stock Certificate.

     5.1 Opinion of Morrison & Foerster LLP as to the legality of the Common Stock being registered. *

     23.1    Consent of Morrison & Foerster LLP (see Exhibit 5.1). *

     23.2    Consent of KPMG LLP *

     23.3    Consent of PricewaterhouseCoopers LLP *

     24.1    Powers of Attorney (see signature page)

_________________
*  Filed herewith.
(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-04309).

Item 9.      Undertakings
             ------------

     The undersigned Registrant hereby undertakes:

             (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to
             the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
             (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
             Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Colorado Springs, Colorado on this 17th day of July, 2000.

                                      OPTIKA INC.
                                      (Registrant)


                                      By:  /s/  Mark K. Ruport
                                           -------------------
                                           Mark K. Ruport
                                           President, Chief Executive
                                           Officer and Chairman of
                                           the Board


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark K. Ruport and Steven M. Johnson, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacitates, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Name                                         Title                                   Date
                ----                                         -----                                   ----
/s/  Mark K. Ruport                    President, Chief Executive Officer and
-------------------------------------  Chairman of the Board (Principal Executive           July 17, 2000
Mark K. Ruport                         Officer)


/s/  Steven M. Johnson                 Chief Financial Officer, Vice President- Finance
-------------------------------------  and Administration, Secretary and Chief              July 17, 2000
Steven M. Johnson                      Financial Officer (Principal Financial and
                                       Accounting Officer)

/s/  James T. Rothe
-------------------------------------  Director                                             July 17, 2000
James T. Rothe

/s/  Richard A. Bass
-------------------------------------  Director                                             July 17, 2000
Richard A. Bass

/s/  James E. Crawford
-------------------------------------  Director                                             July 17, 2000
James E. Crawford

/s/  Alan B. Menkes
-------------------------------------  Director                                             July 17, 2000
Alan B. Menkes

/s/  Harry S. Gruner
-------------------------------------  Director                                             July 17, 2000
Harry S. Gruner

/s/  Graham O. King
-------------------------------------  Director                                             July 17, 2000
Graham O. King


     Exhibit No.     Description
     -----------     -----------

     4.4(1)          Sample Common Stock Certificate.

     5.1 Opinion of Morrison & Foerster LLP as to the legality of the Common Stock being registered.*

     23.1            Consent of Morrison & Foerster LLP (see Exhibit 5.1).*

     23.2            Consent of KPMG LLP*

     23.3            Consent of PricewaterhouseCoopers LLP*

     24.1            Powers of Attorney (see signature page)

___________________
*  Filed herewith.
(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-04309).